Exhibit 32.1

Certification Pursuant to18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Pharma Investing News, Inc., (the “Company”) on Form 10-Q for the period ended May 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Kane, Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Robert Kane
Robert Kane
President and Chief Executive Officer

July 22, 2013